Exhibit 5.1

[LATHAM & WATKINS LLP LETTERHEAD]

September 6, 2006

Guitar Center, Inc.
5975 Lindero Canyon Road
Westlake Village, California 91362

  Re:
  Guitar Center, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

        In connection with a registration statement on Form S-3 to be filed by Guitar Center, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on September 6, 2006 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        You have provided us with a draft of the Registration Statement, in the form in which it will be filed, that includes a prospectus (the "Prospectus"). The Prospectus provides that it may be supplemented from time to time by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus, as supplemented from time to time by various Prospectus Supplements, provides for the offering of an indeterminate number and amount of (i) shares of the Company's common stock, $0.01 par value per share ("Common Stock"), (ii) shares of the Company's preferred stock, $0.01 par value per share (the "Preferred Stock"), (iii) one or more series of the Company's senior or subordinated debt securities which may include subsidiary guarantees of any such debt securities (collectively, "Debt Securities"), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (collectively, "Warrants") and (v) shares of Preferred Stock represented by depositary shares and evidenced by depositary receipts (the "Depositary Receipts"). The Common Stock, Preferred Stock, Debt Securities, Warrants and Depositary Receipts are collectively referred to as the "Securities."

        You have advised us that (i) Debt Securities will be issued pursuant to an indenture between the Company and a trustee (the "Trustee"), such indenture to be either (a) one of the indentures filed as an exhibit to the Registration Statement or (b) an indenture to be filed as an exhibit to the Registration Statement in connection with a specific offering of Debt Securities (in each case as the same may be amended or supplemented from time to time, an "Indenture"), (ii) Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), by and between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent"), (iii) the Depositary Receipts will be issued under one or more deposit agreements (each, a "Deposit Agreement") by and between the Company and a financial institution identified therein as the depositary (each, a "Depositary") and (iv) the Securities will be issued by the Company in private or public transactions pursuant to a purchase, underwriting or similar contract (each, a "Purchase Agreement").

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

        We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the

State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

          1.     The Company has authority pursuant to its Restated Certificate of Incorporation (the "Charter") to issue up to 100,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding 100,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the applicable Purchase Agreement, the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          2.     The Company has the authority pursuant to the Charter to issue up to 5,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Charter and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding 5,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of such series in the manner contemplated by the applicable Purchase Agreement, the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

          3.     When the specific terms of any particular series of Debt Securities have been duly authorized and duly established in accordance with the terms of an Indenture and applicable law, and such Debt Securities have been duly executed, authenticated and delivered against payment therefor as contemplated by the applicable Purchase Agreement, such Indenture and by the Registration Statement and/or applicable Prospectus Supplement and by such authorization, such Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company and, as applicable, any subsidiary guarantors in accordance with their terms.

          4.     When any particular Warrant Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of the related Warrants have been duly authorized and duly established in accordance with such Warrant Agreement and applicable law, and such Warrants have been duly executed, authenticated and delivered against payment therefor (which, in the case of Warrants for Common Stock or Preferred Stock, shall consist of legal consideration in excess of the par value of such shares) as contemplated by the applicable Purchase Agreement, such Warrant Agreement, the Registration Statement and/or the applicable Prospectus Supplement and by such authorization, and assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law and, in the case of Warrants to purchase Debt Securities, when the terms of such Debt Securities have been duly authorized and duly established in accordance with the terms of the Indenture and applicable law and, in the case of Warrants to purchase Common Stock or Preferred Stock, that the exercise price of such Warrants consists of legal consideration in excess of the par value of such securities, such Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          5.     When any particular Deposit Agreement has been duly authorized, executed and delivered by the Company and a Depositary, and when the Depositary Receipts have been duly authorized and duly established in accordance with the Deposit Agreement and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of resolutions duly authorizing the issuance and delivery of the Preferred Stock to be deposited and the Depositary Receipts (the "Depositary Receipts Authorization")), duly executed and/or countersigned in accordance with the Deposit Agreement, and duly issued and delivered by the Depositary against payment therefor in accordance with the Deposit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Depositary Receipts Authorization, assuming the underlying Preferred Stock has been duly authorized, validly issued, fully paid and duly deposited with the Depositary, the Deposit Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        The opinions rendered in paragraphs 3, 4 and 5 above with respect to the enforceability of the Debt Securities, Warrants and Depositary Receipts are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy. We express no opinion (a) concerning the enforceability of the waiver of rights or defenses with respect to stay, extension or usury laws; (b) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (c) as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (d) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (f) provisions for exclusivity, election or cumulation of rights or remedies; or (g) restrictions upon non-written modifications and waivers.

        We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company or any subsidiary guarantor under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.

        To the extent that the obligations of the Company or any subsidiary guarantor under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.

        To the extent that the obligations of the Company under Warrant Agreements and Warrants may be dependent upon such matters, we assume for purposes of this opinion that each Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Warrant Agent will be duly qualified to engage in the activities contemplated by the applicable Warrant Agreement and Warrants; that each Warrant Agreement will be duly authorized, executed and delivered by the applicable Warrant Agent and will constitute the legally valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; that each Warrant Agent will be in compliance, generally and with respect to acting as a warrant agent under the applicable Warrant Agreement and with respect to the applicable Warrants, with all applicable laws and regulations; and that each Warrant Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the applicable Warrant Agreement and the applicable Warrants.

        To the extent that the obligations of the Company under Deposit Agreements and Depositary Receipts may be dependent upon such matters, we assume for purposes of this opinion that each Depositary will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Depositary will be duly qualified to engage in the activities contemplated by the applicable Deposit Agreement and Depositary Receipts; that each Deposit Agreement will be duly authorized, executed and delivered by the applicable Depositary and will constitute the legally valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; that each Depositary will be in compliance, generally and with respect to acting as a depositary under the applicable Deposit Agreement and with respect to the applicable Depositary Receipts, with all applicable laws and regulations; and that each Depositary has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the applicable Depositary Agreement and the applicable Depositary Receipts.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Securities" in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                      Very truly yours,

                      /s/ Latham & Watkins LLP